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                                                                 Exhibit 23.1

                             Accountants' Consent


The Boards of Directors, Members and Stockholders
Iridium LLC and Iridium World Communications Ltd.:

We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.






                                         /s/ KPMG PEAT MARWICK LLP
                                         -------------------------
                                             KPMG Peat Marwick LLP

Washington, D.C.
March 14, 1997